Madison ETFs Trust 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 28, 2024, relating to the financial statements and financial highlights of Madison Short-Term Strategic Income ETF, Madison Aggregate Bond ETF, Madison Covered Call ETF and Madison Dividend Value ETF, each a series of Madison ETFs Trust, for the period ended June 30, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

We also hereby consent to the references to our firm in this Registration Statement on Form N-1A of Madison Mosaic Income Opportunities ETF, a series of Madison ETFs Trust, under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

October 24, 2024